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                                                                    EXHIBIT 10.6

                               LEASING AGREEMENT
                               -----------------

This leasing agreement is made here at the Bhallah House, Bhalla Stop, Lahore, on this day Of September 01st, 2000.

                                    BETWEEN

Dr. Saadia Khawar Khan Christo w/o Dr. Atta Ullah Chishti R/o Bhalla House, Bhalla Stop, Multan Road, Lahore (hereinafter called "the lessor") on the one part.

                                      AND

Align Technology Pakistan through Ioannis Demetriades its Country Manager, Pavilion # 44, Pearl Continental Hotel, Lahore, (hereinafter called "the lessee") on the other part.

Whereby it is agreed as follows:

1. The lessor shall grant and the lessee shall accept the lease of the house known as Bhallah House, Shallah Stop, Multan Road, Lahore. The leased premises consist of a total area of over 35,000 square feet. The leased premises are made up of 10,500 square feet of covered space, and 24,500 square feet of uncovered space consisting of driveways, car and cycle stands, garden and lawn.

2. The leasing agreement is for a period of 10 years. The leasing agreement is renewable at the end of the specified term at the option of both parties, and in case the tenancy will neither be terminated nor will be renewed then the parties shall abide by the terms of the present deed.

3. The leasing fee shall be at the rate of U.S. $ 1,100.00 per month. The rent will be payable in advance on or before the 7' day of each calendar month.

4.   The lessee agrees to the following:

     .    To pay all races and utility charges except the house tax

     .    Not to alter the premises without the lessors consent

     . To use the premises for the office of the "Align Technology Pakistan" only

     .    Not to assign or sublet without the lessors consent

     . in the case of non-payment, the lessor has the right to occupy the leased premises

5.   The lessor agrees to the following:

     . To white wash and color-wash every year such parts as are now White washed or color washed

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     .    To paint the wood work every third year

6.   Both the lessor and me lessee agree to me following:

     . That they will have the rights and liabilities specified in section 108,' transfer of property act, 1882 except in clause (I), (J) and (M) thereof; and

     . Each party will provide the other party one month's advance notice in case of termination of the leasing agreement

                                  In witness whereof the parties have put their signatures hereunder an this 22nd day of August, 2000.

Witness                           Lessor

_____________________________     _________________________________

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